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                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 11, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-90261 and 811-09687) of AllianceBerstein Disciplined Value Fund, Inc.


ERNST & YOUNG LLP


New York, New York
March 25, 2002




































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